Exhibit 16.1

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Dear Sirs:

We have received a copy of and are in agreement with the statements being made by Neohydro Technologies Corp. in Item 4.01 of its Form 8-K dated October 31, 2013, insofar as they related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ GBH CPA’s PC

GBH CPA’s PC

Houston, Texas

November 1, 2013